UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Edwards Group Limited

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)

Manor Royal Crawley West Sussex United Kingdom (Address of Principal Executive Offices)	RH10 9LW (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

American depositary shares, each representing one ordinary share	The NASDAQ Stock Market LLC

Ordinary shares, par value £0.002 per share*	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-180262
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:  None

*                                       Application has been made for listing, not for trading, but only in connection with the listing of the American depositary shares on the NASDAQ Global Market. The American depositary shares represent the right to receive the ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on F-6. Accordingly, the American depositary shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Share Capital” and “Description of American Depositary Shares” in the Registrant’s prospectus, which constitutes a part of the Registrant’s Registration Statement on Form F-1 (File No. 333-180262), originally filed with the Securities and Exchange Commission on March 21, 2012, as amended from time to time, and is hereby incorporated by reference into this Registration Statement.  Any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which includes such description shall be deemed to be incorporated by reference into this Registration Statement.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered with The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 9, 2012

EDWARDS GROUP LIMITED

By:	/s/ Adam Ramsay
Name:	Adam Ramsay
Title:	Legal Director